Telos Corporation
                               19886 Ashburn Road
                          Ashburn, Virginia 20147-2358

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on November 6, 2001

To the 12% Cumulative Exchangeable Redeemable Preferred Stockholders (the "Stockholders") of TELOS CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Telos Corporation., a Maryland corporation (the "Company"), will be held in the auditorium at the Company's headquarters located at 19886 Ashburn Road, Ashburn, Virginia, 20147-2358, on November 6, 2001, at 9:30 a.m., Eastern Standard Time, for the following purposes:

1. ELECTION OF DIRECTORS. To elect two Class D Directors of the Board of Directors to serve until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified; and

2. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Information Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on September 20, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.



                                              By Order of the Board of Directors




                                                            Michelle C. Wertz
                                                            Corporate Secretary


Ashburn, Virginia
October 2, 2001

To be Mailed to Stockholders on or about October 8, 2001